Exhibit 99.1

Safe Harbor Financial Delivers Strong 29% YoY Growth in Emerging US Cannabis Markets Representing 100+ New Customer Depository Accounts

Cumulatively Emerging US Markets represent 31% of Safe Harbor’s Total Deposit Balances Driven by Strategic Early Entry into High-Growth States Including New York, New Jersey, Illinois, Florida, Ohio, and Kentucky

DENVER, Colo. (March 3, 2026) – SHF Holdings, Inc., d/b/a Safe Harbor (the “Company” or “Safe Harbor”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, announced that emerging US market average deposit balances increased 29% over the 12 months ended February 4, 2026, driving total average deposit balances up 4.5%. Emerging US markets now represent 31% of the Company’s average deposit balances, with this growth reflecting Safe Harbor’s strategic focus on high-potential state markets.

“We’ve built a strong foundation by investing in high-potential markets early, whether that’s new states launching their programs, established states expanding adult-use licensing, or mature markets where operators are scaling operations,” said Terry Mendez, Chief Executive Officer of Safe Harbor. “The 29% year-over-year emerging market asset growth demonstrates both the strength of our strategy and the trust licensed operators place in Safe Harbor as their partner through every stage of growth.”

The growth in emerging US markets represents more than 100 new customer depository accounts established over the past year, combined with increased deposit levels from certain existing clients as their operations expanded. Safe Harbor’s established presence in these high-growth territories positions the Company to benefit from ongoing regulatory developments and operator expansion as these markets continue to mature and scale.

Strategic Focus on Three Market Categories:

Safe Harbor’s emerging market portfolio spans distinct opportunity categories based on regulatory maturity:

●	New Markets Coming Online: Delaware, Minnesota, Kentucky, Alabama, and Mississippi are states that have recently launched or are actively implementing cannabis licensing programs.

●	Licensing Expansion in Major Adult-Use States: New York, New Jersey, Maryland, Connecticut, Missouri, and Ohio are experiencing growth as established adult-use programs expand their licensing frameworks, bringing new operators into regulated markets and creating demand for compliant banking services.

●	Operator Footprint Expansion: Pennsylvania, Illinois, Virginia, and Florida represent medical or transitioning markets where existing operators are expanding their operations, thereby increasing their need for sophisticated compliant banking services.

In emerging markets, deposit levels naturally fluctuate as licensed operators progress through business cycles, from deploying startup capital for facility build-outs, equipment, and inventory acquisitions during their launch phases, to building working capital reserves as they mature. Safe Harbor’s growing presence in emerging states reflects its strategy of supporting cannabis operators from their initial licensing through operational maturity, positioning the Company to participate in continued industry expansion as state programs evolve.

About Safe Harbor

Safe Harbor is a financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has facilitated more than $26 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support — built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Safe Harbor defines “average deposit balances” as the trailing 14 day average daily deposit balances at its financial institution partners. “Emerging US markets” are states with cannabis programs launched or materially expanded within the past five years, where regulatory frameworks and operator participation continue to evolve. These markets include states that are in the initial stages of their licensing programs, transitioning from medical to adult-use programs, and states experiencing significant cannabis licensing expansion.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to, growth in Safe Harbor’s AUM, Safe Harbor’s ability to satisfy the required conditions to utilize its equity line of credit (the “ELOC”), market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all, the possibility that the ELOC may not be fully utilized, expected use of proceeds from the ELOC, trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com

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